SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Name of the Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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American Electric Technologies, Inc. 6410 Long Drive Houston, Texas 77087

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on May 13, 2013

This notice presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail or by e-mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice of 2013 Annual Meeting, Proxy Statement and 2012 Annual Report to Stockholders are available to view and download at http://www.aeti.com/annualmeeting.

THIS IS NOT A PROXY CARD. You may not use this notice to vote at the Annual Meeting. To vote at the Annual Meeting you must:

•	Return the Proxy Card which you may request as set forth below; or
•	Attend the Annual Meeting and vote in person.

If you want to receive a Proxy Card for voting or a paper or e-mail copy of the Notice of Annual Meeting, Proxy Statement and 2012 Annual Report to Stockholders, you must request them. There is no charge to you for requesting a copy. Please make your request for a copy by one of the following means on or before May 1, 2013 to facilitate timely delivery:

By telephone: 1-800-240-4669

By Internet: www.aeti.com/proxy

By e-mail to investorrelations@aeti.com with “proxy materials order” in the subject field and include your name, address and Account Number from the label below.

If you do not make such a request you will not otherwise receive a paper or e-mail copy.

You may also make a permanent election to receive our proxy materials for future stockholder meetings.

Proposals to be voted on at the Annual Meeting are the election of five (5) Directors, ratification of the selection of the Company’s independent registered public accounting firm for 2013, a non-binding advisory resolution to approve executive compensation and a non-binding vote on the frequency of the non-binding advisory vote to approve executive compensation.

See reverse for Notice of Annual Meeting of Stockholders to be held on May 13, 2013

American Electric Technologies, Inc. 6410 Long Drive Houston, Texas 77087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be Held on May 13, 2013

To our Stockholders:

The 2013 Annual Meeting of the Stockholders (the “Annual Meeting”) of American Electric Technologies, Inc., a Florida corporation (the “Company”), will be held at the offices of the Company at 6410 Long Drive, in Houston, Texas on Monday, May 13, 2013 at 10:00 a.m., local time, for the following purposes:

1.	To elect five (5) members to the Company’s Board of Directors;

2.	To ratify the selection of the Company’s independent registered public accounting firm for 2013;

3.	To vote on a non-binding advisory resolution to approve executive compensation;

4.	To vote on the desired frequency of the non-binding advisory vote to approve executive compensation;

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

You are entitled to vote at the Annual Meeting only if you were a stockholder as of the close of business on March 14, 2013, which is the record date for the Annual Meeting.

THIS IS NOT A PROXY CARD. You may not use this notice to vote at the Annual Meeting. To vote at the Annual Meeting you must:

•	Return the Proxy Card which you may request as set forth on the reverse side; or
•	Attend the Annual Meeting and vote in person.

The Board of Directors encourages you to access the proxy materials for the Annual Meeting and to vote in person or by proxy. Follow the instructions on the reverse side of this notice to view the proxy materials on the Internet or to request a paper or e-mail copy of the proxy materials.

By Order of the Board of Directors

Andrew L. Puhala
Secretary

March 28, 2013

See reverse for Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held May 13, 2013